Exhibit 3.65

CERTIFICATE OF INCORPORATION

OF

DATA GENERAL PUERTO RICO, INC.

FIRST: The name of the corporation is DATA GENERAL PUERTO RICO. INC.

SECOND: The address of its registered office in the State of Delaware is No. 100 West Tenth Street, In the City of Wilmington, County of Hew Castle. The name of Its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one hundred thousand (100,000) shares of Common Stock of the par value of one cent ($.01) each, amounting in the aggregate to One Thousand Dollars ($1000.00).

FIFTH: The name and mailing address of the incorporator is as follows:

NAME	HAILING ADDRESS
Merrill M. Kraines	345 Park Avenue New York, New York 10154

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stock- holders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH: Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto ser my hand this 24th day of October, 1980.

/s/ Merrill M. Kraines
Merrill M. Kraines

STATE OF NEW YORK        )

                                                  :    ss.;

COUNTY OF NEW YORK    )

BE IT REMEMBERED that on this 24th jay of October. 1980, personally came before me, a Notary Public in and for the County and came aforesaid, Merrill M. Kraines, the party executing the ongoing certificate of incorporation as Incorporator, known to me personally to be such, and duly acknowledged the said certificate to be the act and deed of the signer and that the facts stated therein are true.

IN WITNESS WHEREOF, I have hereunto set my hand the day and year aforesaid.

/s/ Norma A. Cote
Notary Public

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is DATA GENERAL PUERTO RICO, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square. Suite L-100, City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 9/9, 1993

/s/ JOHN O. GAVIN.
JOHN O. GAVIN. JR. VICE - President

Attest:

/s/ WILLIAM F. ROBINSON
WILLIAM F. ROBINSON ASST. Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

Data General Puerto Rico, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of Data General Puerto Rico, Inc. adopted the following resolution on the 6th day of January, 2000.

Resolved, that the registered office of Data General Puerto Rico, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Data General Puerto Rico, Inc. has caused this statement to be signed by Paul T. Dacier, its Secretary, this 6th day of January     , 2000.

/s/ Paul T. Dacier
Paul T. Dacier, Secretary

(DEL. – 264 – 6/15/94)

CT System

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Data General Puerto Rico, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Company, by the unanimous written consent of its members, filed with the minutes of the meetings of the Board of Directors, duly adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Company:

RESOLVED, that the Certificate of Incorporation of the Company be amended by changing the First Article thereof so that, as amended, said Article shall be read as follows: The name of the corporation is EMC Puerto Rico, Inc.

SECOND: That in lieu of a meeting and vote of the stockholders, the sole stockholder gave its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Company shall not be reduced under or by any reason of said amendment.

DATA GENERAL PUERTO RICO, INC.

By:	/s/ Paul T. Dacier
Paul T. Dacier
Director and Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is EMC PUERTO RICO, INC..

2. The Registered Office of the corporation in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, DE, County of New Castle Zip Code 19808. The name of the Registered Agent at such address upon whom process against this Corporation may be served is Corporation Service Company.

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ Jill Cilmi
Authorized Officer

Name:	Jill Cilmi, Vice President
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